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                                                                   EXHIBIT 10.19
                                           *** TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                             UNDER 17 C.F.R.SS.SS.200.80(B) (4),
                                                            200.83 AND 240.24B-2

                      VALUE ADDED RESELLER (VAR) AGREEMENT

     This Agreement is made as of the first (1st) day of October, 2001 (the "EFFECTIVE DATE"), by ImageWare Systems, Inc., a corporation organized under the laws of California, with offices at 10883 Thornmint Road, San Diego, CA 92127 ("VAR") and Visionics Corporation, with offices at 1 Exchange Place, Jersey City, NJ 07302 USA ("LICENSOR").

                                    RECITALS

     WHEREAS, Licensor owns or controls the rights in and to the Licensed Technology (as defined below);

     WHEREAS, the FaceIt Application provides face detection and recognition functionality to various types of products and services for face finding, template creation and identification;

     WHEREAS, VAR desires to obtain from Licensor, and Licensor desires to grant to VAR, a license (as set forth in Section 2.1, the "LICENSE") to use the Licensed Technology for the purpose of developing, selling, and distributing to third parties in accordance with and subject to all of the provisions of this Agreement products and/or services into which the functionality of the FaceIt Application has been embedded (defined below as "VAR DEVELOPED PRODUCTS" or "VDPS");

     NOW, THEREFORE, for the consideration stated in this Agreement, the parties hereby agree as follows:

                                    SECTION 1.
                                   DEFINITIONS

     The following words shall have the following meanings:

     1.1 "CONSOLIDATED CURRENT LIABILITIES" means, at any time, the current liabilities of VAR and its subsidiaries determined, on a consolidated basis, in accordance with GAAP.

     1.2 "DOCUMENTATION" shall mean the information developed by Licensor in printed or computer file format relating to the Licensed Technology, its installation and use, which information is specified on Schedule 1.2 attached to and made a part of this Agreement.

     1.3 "END-USER" shall mean any third party which acquires a VDP for its own internal use and not for further distribution or resale.

     1.4 "FACEIT APPLICATION" shall mean that certain library of algorithms, database structures, data and related items of software that provides face detection, faceprint creation and face recognition functionality in the products and services into which such library is embedded

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through the use of the SDK and any Updates or Upgrades provided by Licensor and not otherwise separately priced or marketed by Licensor.

     1.5 "FIELD OF USE" shall mean distribution and sublicensing of the VDPs for static one-to-many image identification systems including: (1) image identification and mugshot systems by law enforcement and public safety agencies, (2) drivers license image systems (exclusive of North America, without prior written consent of Licensor), (3) national passport systems, (4) airport image and ID systems, (5) ID card systems, (6) national identification systems, and (7) such other fields as may be reasonably agreed to in writing by the parties.

     1.6 "INTELLECTUAL PROPERTY RIGHTS" with respect to any item of intellectual property shall mean all intellectual and similar property rights including patents, patent applications, inventions, discoveries, copyrights, licenses, trademarks, trademark applications, trade secrets, service mark, trade dress, mask work, confidential or proprietary technical and business information, know-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing and other like rights in such item.

     1.7 "LICENSED TECHNOLOGY" shall mean the FaceIt Application, SDK, and any Updates or Upgrades provided by Licensor and not otherwise separately priced or marketed by Licensor.

     1.8 "LICENSOR LOGOS" shall mean the FaceIt logo(s) and/or expression "with FaceIt(R) Technology" or "with Visionics' FaceIt(R) technology" or "with FaceIt(R) Face Recognition Technology" and equivalent expressions of the foregoing that acknowledge that the face detection and recognition technology to which such expressions relate is the FaceIt Application from Licensor.

     1.9 "SDK" shall mean the FaceIt Identification Developer Kit (SDK) Version 3.0.

     1.10 "TEMPLATE" shall mean both the vector template and the full template generated by the Licensed Technology and containing representations subject faces.

     1.11  "TERRITORY" shall be worldwide.

     1.12  "UPDATE" shall have the meaning set forth in Section 3.2.1.

     1.13  "UPGRADE" shall have the meaning set forth in Section 3.2.1.

     1.14 "VAR DEVELOPED PRODUCTS" or "VDPS" shall mean the products and services into which VAR embeds the FaceIt Application, subject to and in accordance with the terms and conditions of this Agreement.

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                                   SECTION 2.
                                GRANT OF LICENSE

     2.1 Subject to the terms and conditions set forth herein, for the Term of this Agreement, Licensor hereby grants to VAR and VAR hereby accepts a revocable, non-transferable, limited, non-exclusive license (the "LICENSE") throughout the Territory to (i) use the Licensed Technology (ii) embed the FaceIt Application in VDPs and (iii) use and distribute the Documentation, solely: (a) for the purpose of distributing, licensing, and/or marketing the VDPs, including through third party distributors, with the FaceIt Application so embedded therein and sublicensed pursuant to the terms hereof, (b) in strict accordance with the terms of this Agreement, and (c) within the Field of Use; PROVIDED, HOWEVER, that VAR shall not have the right to sublicense the Licensed Technology, by any means, except as incorporated in the VDPs as set forth above.

     2.2 VAR shall not reverse engineer, reverse assemble, disassemble or decompile the Licensed Technology, or otherwise attempt to discover any source code, algorithms, trade secrets or other proprietary rights embedded in or relating to the Licensed Technology by any means whatsoever (except and solely to the extent that applicable law prohibits reverse engineering restrictions), nor shall it permit any other person to do so. Except as expressly permitted hereunder, the Licensed Technology may not be leased, assigned, sublicensed or otherwise encumbered in whole or in part.

     2.3 As a condition to the exercise of the license granted in Section 2.1 above, VAR shall place one or more Licensor Logos, copies of which shall be supplied by Licensor upon execution of this Agreement, in a visible and appropriate location on the VDPs packaging, advertising, scripts, session screens (including prominently on the search or "About" screen), forms and the like comprising the VDPs, with all such use to inure to the benefit of Licensor. All such use of the Licensor Logos shall be subject to Licensor's then-current trademark use policies and procedures. Within a reasonable period of time prior to the first publication of the Licensor Logos on any such packaging, advertisements, scripts, session screens, forms and the like during the term of this Agreement, VAR will provide Licensor with copies or samples of such materials for the purpose of allowing Licensor to approve the format and appearance of the Licensor Logos on such materials, and VAR shall incorporate Licensor's comments and revisions in such materials prior to the publication thereof. All use of the Licensor Logos shall be in connection with goods and/or services of a consistently high standard of quality, commensurate with the current standards and reputation for quality and reliability associated with the Licensor's goods and services, and the provision of the goods and/or services associated with the Licensor Logos shall not reflect adversely upon Licensor or the Licensor Logos. Licensor shall have the right, not to be unreasonably exercised, to test, monitor and/or review, as appropriate, all goods and/or services associated with the Licensor Logos.

     2.4 VAR shall have the right to use Licensor Logos solely for the purposes and in the context of identifying the origin of Licensed Technology. VAR shall not market the VDP in any

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way that implies that the Licensed Technology is the proprietary product of VAR or of any party other than Licensor.

     2.5 Notwithstanding any other provisions contained in this Agreement, Licensor reserves and VAR hereby acknowledges the reservation by Licensor of all right, title and interest in and to the Licensed Technology, the Documentation, the Licensor Logos, and the Intellectual Property Rights in and to the Licensed Technology, the Documentation and the Licensor Logos. This Agreement and the license granted herein are not a sale of a copy of the Licensed Technology and do not render VAR the owner of a copy of the Licensed Technology. Ownership of the Licensed Technology and all components and copies thereof shall at all times remain with Licensor, regardless of who may be deemed the owner of the tangible media in or on which the Licensed Technology may be copied, encoded or otherwise fixed.

     2.6 VAR agrees to include an appropriate End-User license in or with its VDP that is as protective of Licensor's rights as: (i) the terms and conditions VAR uses for its own software products; (ii) substantially the minimum terms and conditions set forth in Schedule 2.6 attached hereto or such other terms as may be agreed to in writing by Licensor, as well as such additional and non-contradictory terms as VAR desires; and (iii) the terms and conditions governing this Agreement. VAR agrees to enforce the terms and conditions applicable to the Licensed Technology contained in such license. Licensor may, from time to time, in its reasonable discretion, request that VAR provide to Licensor copies of its form, then-currently-negotiated and executed End-User licenses for VDPs that include Licensed Technology to ensure compliance with this Section 2.6.

                                   SECTION 3.
                             LICENSOR'S OBLIGATIONS

     3.1 Unless the VAR has already received the SDK, Licensor shall deliver to VAR a copy of the SDK within ten (10) business days following the Effective Date. Licensor will invoice VAR for the SDK in the amount of US$10,000. VAR shall pay all amounts due upon receipt of such invoice.

     3.2 In consideration of and subject to the actual payment of the License Fees paid or to be paid by VAR in accordance with the terms of Section 7, during the Term of this Agreement, Licensor shall supply VAR with the following services (hereinafter collectively referred to as "SUPPORT SERVICES"):

           3.2.1 BASIC SUPPORT: At no charge, (i) Licensor shall supply VAR with all upgrades, patches and similar devices or methods related to or directed at bugs in the Licensed Technology ("UPDATES"), (ii) all upgrades, improvements or modifications to the Licensed

Technology that Licensor generally provides to its licensees who have paid the Annual License and Maintenance Fees ("UPGRADES"), and (iii) for up to twenty
(20) hours in each year of the Term, during Licensor's regular business hours, Licensor will provide verbal and written

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communications detailing operational instructions, problem reporting and technical advice, and access to at least one knowledgeable Licensor technical person. VAR acknowledges that during the Term of this Agreement, in addition to delivering to VAR the Updates or Upgrades referred to above, Licensor may release separate software modules and components for which Licensor may elect to require that VAR pay separate consideration and enter into separate agreements or amendments in order to have any rights to such modules or components.

           3.2.2 ERROR CORRECTION SERVICES: Error Correction shall consist solely of the correction of Errors (as defined below) and the incorporation of such corrections into releases of the Licensed Technology. An "Error" shall mean a reproducible failure of the Licensed Technology to substantially conform to the then-current functional specifications of the Licensed Technology for the applicable platform. When requesting correction of Errors, VAR shall stipulate in writing the severity level it has associated with the Error using the following severity level guidelines:

     SEVERITY LEVEL 1 -  EMERGENCY. The Licensed Technology cannot be used by an
                         End-User to perform any useful work for which the VDP was intended.

     SEVERITY LEVEL 2 -  SEVERELY IMPACTED. The Licensed Technology cannot be used by an End-User to perform all functions, but some useful work can be performed.

     SEVERITY LEVEL 3 -  LIMITED FUNCTION. The Error is not critical, but is an annoying defect that can circumvented or avoided on a temporary basis.

     SEVERITY LEVEL 4 -  CIRCUMVENTED PROBLEM. The Error is a minor problem and can be easily circumvented by the End-User.

     Licensor shall commence commercially reasonable efforts to correct such Errors within the time periods set forth below:

     Severity Level 1 -  Next business day.

     Severity Level 2 -  Within three (3) business days.

     Severity Level 3 -  Within fifteen (15) business days.

     Severity Level 4 -  Corrections shall be included at no charge in the next release of the Licensed Technology or as soon thereafter as reasonable.

           3.2.3 PRODUCT IMPLEMENTATION SERVICES: Any Support Services that are not Basic Support or Error Correction shall be deemed "PRODUCT IMPLEMENTATION SERVICES," and shall be provided to VAR at Licensor's sole discretion and subject to the terms of Section 3.2.5. Product Implementation Services shall include any Support Services provided by Licensor

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subject to Section 3.2.2 where the alleged Error, or to the extent that such alleged Error, is reasonably determined by Licensor to not be an Error.

           3.2.4 VAR will be responsible for reasonable travel and living expenses related to such Support Services.

           3.2.5 For all Support Services provided either (i) for Basic Support in excess of the hours set forth in Section 3.2.1 or (ii) for Product Implementation Services, VAR shall be invoiced at Licensor's then-current rates or such other rates as may be agreed to by the parties in writing prior to the performance of such services; provided, however, that for any Product Implementation Services provided pursuant to a Severity Level 1 notification, VAR shall be invoiced at Licensor's then-current rates plus fifty percent (50%) of such rate. Payment of all such invoices shall be subject to the payment terms set forth in Section 7.2.

     3.3 From time to time during the Term, Licensor, in its sole and absolute discretion, may modify the Licensed Technology in response to a written request by VAR. In consideration thereof, VAR shall pay to Licensor the invoiced charges for such modification, in accordance with the terms agreed upon for such modifications. All such modifications shall remain the exclusive property of Licensor and such modifications will be deemed additional Licensed Technology for the purposes of this Agreement. Upon delivery to VAR, the License granted to VAR pursuant to Section 2 above shall be deemed to include such modifications.

     3.4 Licensor agrees that during the term of this Agreement, Licensor will not directly or indirectly, either for itself or any other person or entity, solicit any individual who is engaged as an employee, agent or independent contractor by VAR to terminate his or her employment with VAR and/or to become an employee, agent or independent contractor of Licensor or such other person or entity.

     3.5 Licensor shall not directly target any End-Users of the VDPs to sell products or services that have substantially similar functionality, features and purposes to those of the VDPs created pursuant to this Agreement.

                                   SECTION 4.
                                VAR'S OBLIGATIONS

     4.1 VAR shall use commercially reasonable efforts to develop, market and license the VDPs throughout the Territory.

     4.2 VAR shall cause copyright, patent and trademark notices conforming to Licensor's then-current policies and standards to appear on or within the VDPs and all instructions, packaging, promotional material or user manuals provided with each unit of the VDPs. This Section 4.2 shall be applicable only when a VDP includes Licensed Technology.

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     4.3   VAR shall cooperate with Licensor in protecting the Licensed
Technology, at Licensor's expense, and in connection therewith shall promptly supply Licensor with any information or materials reasonably requested by Licensor. If VAR is notified in writing or becomes aware of any unauthorized use of the Licensed Technology in the Territory, VAR shall so advise Licensor. Licensor may, in its discretion, take, or elect not to take, such action as it deems advisable against any infringing party. If Licensor fails, or elects not to take action against an infringing party within ninety (90) days after receipt by Licensor of VAR's notice to Licensor of such unauthorized use, VAR shall have the right, at VAR's expense, to commence an action against the infringer in VAR's name and in Licensor's name and Licensor shall cooperate with VAR, at VAR's expense, in connection therewith. VAR shall not enter into any settlements of any such actions commenced by VAR with respect to the Licensed Technology without Licensor's prior written consent, which consent shall not be unreasonably withheld.

     4.4 If VAR develops and markets the VDPs in accordance with the terms of this Agreement, VAR, biannually not less than thirty (30) days prior to (i) the beginning of each fiscal year and (ii) six months thereafter, shall prepare a good-faith reasonable projection of the number of VDPs VAR expects to license for the following twelve (12) month period (the "PROJECTION") and VAR shall deliver a copy of the Projection to Licensor. The parties agree and acknowledge that the Projection will only be an estimate of the number of VDPs which may be licensed and that VAR's inability to meet or exceed the number of VDPs set forth in the Projection shall not constitute a breach of any of VAR's obligations under this Agreement. The Projection will constitute confidential, proprietary information of VAR and shall be subject to the terms set forth in Section 5.3 of this Agreement.

     4.5 VAR agrees that during the term of this Agreement, VAR will not directly or indirectly, either for itself or any other person or entity, solicit any individual who is engaged as an employee, agent or independent contractor by Licensor to terminate his or her employment with Licensor and/or to become an employee, agent or independent contractor of VAR or such other person or entity.

     4.6 VAR shall use and permit the VDP and Licensed Technology to be used only in accordance with applicable law and industry standards for ethical use of biometric technology.

     4.7 VAR shall use commercially reasonable efforts to promptly upgrade, replace or supplement, as appropriate, any Licensed Technology for which Licensor has provided an Update.

     4.8 VAR shall inform Licensor of the date of initial shipment of VDPs in each Field of Use in the Territory.

     4.9 VAR shall not transfer any Templates to any third parties, and shall maintain such Templates in accordance with the confidentiality provisions of
Section 5.3.

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     4.10  VAR shall not supply or provide any Upgrades to an End-User until the applicable License Fees for that End-User have been paid to Licensor.

                                   SECTION 5.
                               PROPRIETARY RIGHTS

     5.1 Licensor shall own all of the Intellectual Property Rights and all other right, title and interest in and to the Licensed Technology.

     5.2 VAR shall own all of the Intellectual Property Rights and other rights to any packaging, advertising and promotional material produced by VAR for the VDPs only to the extent that they are not derivative works (as such term is defined in the copyright laws of the United States) of the Licensed Technology or Documentation. VAR acknowledges that it is not, by virtue of this Agreement, acquiring from Licensor the right to create or utilize derivative works of the Licensed Technology or Documentation except as provided in Section
2.1 of this Agreement.

     5.3 VAR and Licensor shall protect and maintain the confidentiality of all Confidential Information (as defined below) received from the other party (the "RECIPIENT"). The Recipient shall take all necessary and proper actions to preserve the secrecy and prevent disclosure of such Confidential Information to persons other than its employees, subcontractors, agents or advisors who need to know the Confidential Information and are under obligations of confidentiality. VAR and Licensor shall establish reasonable security procedures to prevent unauthorized access to the Confidential Information. Confidential Information does not include information that (a) is already known to the Recipient without restriction on use or disclosure by the Recipient; (b) is or becomes publicly known through no wrongful act or inaction of the Recipient; (c) has been rightfully received by the Recipient from a third party authorized to make such communication, without restriction on use or disclosure; (d) has been independently developed by the Recipient without use of the Confidential Information; or (e) is required to be disclosed by the Recipient pursuant to applicable laws, regulations or court order. The Recipient shall have the burden of proving the existence of the foregoing exceptions. Except as expressly authorized in writing by Licensor or VAR, as the case may be, the Recipient shall not disclose to any person or entity or use any Confidential Information of Licensor or VAR, as the case may be, except as reasonably necessary to perform and exercise its rights and obligations under this Agreement. Without limiting the foregoing, the Recipient shall not disclose any Confidential Information of Licensor or VAR, as the case may be, to any person or entity that has not agreed in writing to keep such information confidential. For the purposes of this Agreement, "CONFIDENTIAL INFORMATION" means all information relating Licensor's or VAR's, as the case may be, Intellectual Property Rights, business or operations disclosed or made available to the Recipient, its employees or its representatives by Licensor or VAR, as the case may be, whether oral or in writing, and whether or not marked as "Confidential."

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                                   SECTION 6.
                                TERM OF AGREEMENT

     6.1 The Term of this Agreement shall commence upon the Effective Date and shall expire in two (2) years thereafter. Thereafter, this Agreement may be renewed for successive one (1) year periods upon the mutual written consent of the parties no later than ninety (90) days before the expiration of the then-current Term.

                                   SECTION 7.
                             PAYMENT OF LICENSE FEES

     7.1 In consideration for the grant of the License, VAR shall pay to Licensor the license fees (the "SOFTWARE LICENSE FEES") and the annual maintenance fees (the "ANNUAL MAINTENANCE FEES") in the amounts and at the rates set forth on Schedule 7.1 annexed hereto which is incorporated and made a part hereof (collectively, the "LICENSE FEES").

     7.2 In consideration for a [...***...] discount from the License Fees, VAR agrees to a minimum Software License Fee payment in the amount of [...***...] per year. The minimum Software License Fee payment shall be pro-rated to a quarterly payment of [...***...] and is due 30 days after the close of each fiscal quarter, to be pro-rated in the first and last fiscal quarters of the Term, if applicable. If actual Software License Fees in any given year of the Term reach or exceed [...***...], Licensor shall offer a [...***...] credit on Software License Fees payable to Licensor in the immediately-following year, such that in such following year, the discount shall be [...***...].

     7.3 VAR shall pay the License Fees by check or wire transfer in U.S. Dollars, according to written instructions given to VAR by Licensor. VAR will bear all related bank charges. Payment of License Fees shall be due fifteen (15) days after receipt by VAR of an invoice from Licensor for such License Fees. Any late payment will accrue interest at the lesser of a rate of 1.5% per month or the highest rate allowed by law. VAR will pay any late payment charge upon remitting the principal amount to Licensor. License Fees shall be due and payable to Licensor regardless of whether VAR collects payments for the VDPs from VAR's customers or End-Users.

     7.4 Statements which set forth the amount of License Fees due shall be sent by VAR to Licensor via email and facsimile within fifteen (15) days following the end of each monthly calendar period for such monthly period.

     7.5 All statements of License Fees and all other accountings rendered by VAR hereunder shall be subject to objection, stating the basis thereof, by Licensor until two (2) years after the termination or expiration of this Agreement.

                                             ***Confidential Treatment Requested

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     7.6   Licensor may change the License Fees, in whole or in part, at any time after the initial Term of this Agreement upon not less than ninety (90) days prior written notice to VAR, but only if Licensor generally applies such changes to its other VARs, subject to any binding commitment that Licensor has made to VAR and any outstanding binding written quotations to potential End-Users, copies of which have been provided to Licensor, reasonably made by VAR in reasonable reliance upon the License Fees then in effect and which quotations terminate within one (1) month of the effective date of such change in License Fees unless definitive documents have been signed between VAR and the End-User, or such potential End-User has made a binding written commitment; provided, however, that with respect to any quotations approved in writing by Licensor, such change in the License Fees shall not be applicable.

     7.7 VAR shall maintain, at its executive offices (wherever located) for the duration of this Agreement and for two (2) years thereafter, books of account concerning sales of the VDPs and the Licensed Technology and such other records as may be made by VAR with respect to the use and implementation of the VDPs and Licensed Technology. Licensor or its agent may, at Licensor's sole expense, examine (i) said books and records for the purpose of verifying the accuracy thereof and (ii) VAR's use and implementation of the Licensed Technology, during VAR's normal business hours and upon reasonable written notice, but no more than twice annually; PROVIDED, HOWEVER, that if such audit reveals any underpayment of greater than five percent (5%) or any use of the Licensed Technology in violation of this Agreement, in addition to any other remedies that may be available to Licensor, VAR shall pay to Licensor (i) all such amounts plus all interest in such amounts pursuant to Section 7.2 and (ii) all costs of such audit. Such books relating to any particular statement of License Fees may be examined as aforesaid only within two years after the date rendered. Licensor shall notify VAR in writing within 90 days after such examination if Licensor believes that VAR's books are not accurate. Licensor and its agents shall keep all information obtained in such examination confidential and use such information solely for the purpose of this Section.

     7.8 All amounts payable by VAR under this Agreement are exclusive of any tax, levy or similar governmental charge that may be assessed by any jurisdiction, whether based on gross revenue, the delivery, possession or use of VAR's products, the execution or performance of this Agreement or otherwise, except for net income, net worth or franchise taxes assessed on VAR outside of the Territory. If, under the laws of the Territory, VAR is required to withhold any taxes on such payments, then the amount of the payment will be automatically increased to totally offset such tax, so that the amount actually remitted to Licensor, net of all taxes, equals the amount invoiced or otherwise due. VAR will promptly furnish Licensor with the official receipt of payment of these taxes to the appropriate taxing authority. VAR will pay all other taxes, levies or similar governmental charges or provide Licensor with a certificate of exemption acceptable to the taxing authority.

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                                   SECTION 8.
                 REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION

     8.1 Each party represents and warrants to the other that this Agreement has been duly authorized, executed and delivered by it; it has the full power and authority and is free to enter into this Agreement and to perform its obligations hereunder; this Agreement constitutes its valid and binding obligation, enforceable in accordance with its terms; and the making of this Agreement does not violate any agreement, right or obligation existing between it and any other person, firm or corporation, on the other hand.

     8.2 VAR represents, warrants and covenants to Licensor that the VDPs do not and will not infringe the Intellectual Property Rights and other proprietary rights of any third party. VAR further represents, warrants and covenants to Licensor that the VDPs and the Licensed Technology will be manufactured in accordance with industry standards for similar products, and, to the best of its knowledge, will (i) be free of material defects and (ii) not be harmful to the property or person of third parties. VAR will handle in a professional manner any End-User or distributor inquiries or complaints regarding the Licensed Technology.

     8.3 Licensor represents and warrants that Licensor has the right and authority to license the Licensed Technology as contemplated herein.

     8.4 Until the date ninety (90) days from the Effective Date (the "WARRANTY PERIOD") Licensor warrants: (1) that the media on which Licensor delivers the Licensed Technology will remain free from defects in materials and workmanship; and (2) that the Licensed Technology when delivered will substantially conform to, and substantially perform in accordance with, the then-current published functional specification of the Licensed Technology for the applicable platform. In the event that the Licensed Technology fails to substantially conform to the then-current published functional specifications of the Licensed Technology for the applicable platform during the Warranty Period, VAR's sole recourse shall be to either (i) terminate this Agreement and obtain a full refund of the License Fees actually paid or (ii) follow the procedures set forth in Section 3.2.

     8.5 Each party shall indemnify, defend and hold harmless the other (and the other's officers, directors, and affiliated companies) from and against all liabilities, damages, costs or expenses (including reasonable attorney's fees) payable or paid by the indemnified party to a third party as a result of a breach or alleged breach by the indemnifying party of its representation and warranty contained in Section 8.2 or Section 8.3, as the case may be, of this Agreement. The party asserting any claim to indemnification under this
Section 8.5 shall promptly notify the other party of any such claim or proceeding and shall not settle any such claim or proceeding without the indemnifying party's prior written consent which shall not be unreasonably withheld. The indemnified party shall have the right at its expense to participate in the defense thereof with counsel of its choice, provided that the indemnifying party shall have the right at all times to retain or resume control of the conduct of such defense.

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     8.6   Licensor shall indemnify, defend and hold harmless VAR (and VAR's officers, directors, and affiliated companies, but not End-Users) from and against all liabilities, damages, costs or expenses (including reasonable attorney's fees) payable or paid by VAR to third parties resulting from any final judicial decision without opportunity for appeal arising from claims by such third parties that any use of the Licensed Technology or Documentation by VAR in accordance with the provisions of this Agreement infringes any United States copyright, trademark, or trade secret of such third parties. VAR shall promptly notify Licensor of any such claim or proceeding and shall not settle any such claim or proceeding without the Licensor's prior written consent. VAR shall have the right at its expense to participate in the defense thereof with counsel of its choice, provided that Licensor shall have the right at all times to retain or resume control of the conduct of such defense. If an injunction is obtained against the use by VAR or its End-Users of any Licensed Technology or Documentation, Licensor will, at its option and expense, either (i) procure for VAR and its End-Users the right under such copyright or trademark to license or use as appropriate, the Licensed Technology or Documentation; (ii) replace the Licensed Technology or Documentation with other suitable, functionally-equivalent and non-infringing products; (iii) modify the Licensed Technology or Documentation so as to make it non-infringing without substantially reducing its utility; provided, however, that if Licensor deems the foregoing remedies not commercially reasonable, Licensor will refund a pro-rated portion (based on a 12 month period from the Effective Date) of the License Fees paid by VAR for the allegedly infringing materials. In any event, the foregoing obligation of Licensor does not apply with respect to Licensed Technology or Documentation (i) made in whole or in part in accordance to VAR's or such End-User's specifications, (ii) modified after shipment by Licensor, if the alleged infringement relates to such modification, (iii) which are combined with other products, processes or materials where the alleged infringement relates to such combination, (iv) to the extent that VAR or such End-User continues allegedly infringing activity after being notified thereof or after being informed of modifications that would have avoided the alleged infringement, or (v) where VAR's or such End-User's use of the Licensed Technology or Documentation is incident to an infringement not resulting primarily from the Licensed Technology or Documentation is not strictly in accordance with the License granted herein.

     8.7 VAR shall indemnify, defend and hold harmless the Licensor (and Licensor's officers, directors, and affiliated companies) from and against all liabilities, damages, costs or expenses (including reasonable attorney's fees) payable or paid by the Licensor to a third party (i) as a result of any claim that the VDP and/or related materials infringe on, resulted or may result in any deprivation or violation of, the Intellectual Property Rights, constitutional, statutory, contractual, common law or other rights of any person, (ii) as a result of any breach of applicable law by VAR or any End-User or (iii) as result of any claim based on one or more of the occurrences excluded from Licensor's indemnification obligations as set forth in the last sentence of Section 8.6. The Licensor shall promptly notify VAR of any such claim or proceeding and shall not settle any such claim or proceeding without VAR's prior written consent. The Licensor shall have the right at its expense to participate in the defense thereof with counsel of its choice, provided that VAR shall have the right at all times to retain or resume control of the conduct of such defense. This indemnification obligation shall survive termination or expiration of this Agreement.

                                   SECTION 9.
                                   TERMINATION

     9.1 Upon termination or expiration of the Term of this Agreement, all rights granted to VAR hereunder shall immediately and without further action by Licensor revert to Licensor and VAR (1) shall not thereafter use, embed, reproduce, distribute or sell Licensed Technology or Documentation, (2) will forthwith return to Licensor the Licensed Technology, including any Documentation, electronic media, instructions and all related materials furnished to VAR hereunder and shall not retain any copies for its use or for any purpose and (3) destroy all Templates, each unless and solely to the extent that VAR is using such Licensed Technology for its own internal use and not for further distribution or resale and continues to pay Licensor all applicable License Fees; PROVIDED, HOWEVER, that such termination or expiration shall not effect the validity of the End-User licenses, which shall remain in effect subject to their terms, provided that such terms fully comply with Section 2.6.

     9.2 Either party may terminate this Agreement in the event that (1) the other party materially breaches its obligations hereunder, which breach remains uncured following 30 days written notice from the nonbreaching party, or (2) bankruptcy, insolvency or reorganization proceedings, or other proceedings analogous in nature or effect, are instituted against the other party or by the other party with respect to itself. For purposes of this Agreement, the failure of VAR to render statements and payment of License Fees in accordance with the terms of this Agreement shall be deemed to be a material breach of VAR's obligations hereunder. Licensor may terminate this Agreement at any time upon thirty (30) days notice if VAR shall challenge, or influences any third party to challenge, the Intellectual Property Rights or other rights of Licensor or its suppliers to the Licensed Technology anywhere in the world.

     9.3 Licensor's obligations and VAR's rights under this Agreement shall terminate if there is a change in ownership or control of VAR such that one or more entities that compete with Licensor in the field of the Licensed Technology comes to own and/or control (directly or indirectly) thirty-three percent (33%) or more of the voting or equity stock of VAR.

     9.4 Upon expiration or termination of this Agreement, VAR will cease all display, advertising and use of all Licensor Logos and will not thereafter use, advertise or display any name, mark or logo which is, or any part of which is, similar to or confusing with any such designation associated with Licensed Technology.

     9.5 The following sections shall survive any termination or expiration of this Agreement: Sections 1, 2.2, 5, 7, 8.5, 8.7, 9.1, 9.5, 9.6, 10 and 11 of
this Agreement.

                                   SECTION 10.
                     LIMITATION OF LIABILITY AND DISCLAIMER

     10.1 UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE OR INCIDENTAL DAMAGES OR LOST PROFITS, WHETHER FORESEEABLE OR UNFORESEEABLE, EVEN IF ANY REPRESENTATIVE OF A PARTY HERETO HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES (INCLUDING, BUT NOT LIMITED TO, CLAIMS FOR LOSS OR DATA, GOODWILL, USE OF MONEY OR USE OF THE LICENSED TECHNOLOGY, INTERRUPTION IN USE OR AVAILABILITY OF DATA, STOPPAGE OF OTHER WORK OR IMPAIRMENT OR OTHER ASSETS), ARISING OUT OF BREACH OR FAILURE OF EXPRESS OR IMPLIED WARRANTY OR CONDITION, BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY IN TORT, OR OTHERWISE. IN NO EVENT WILL THE AGGREGATE LIABILITY WHICH EITHER PARTY MAY EXCEPT FOR A BREACH OF SECTION 5.3 OF THIS AGREEMENT, INCUR IN ANY ACTIONS OR PROCEEDINGS EXCEED THE TOTAL AMOUNT ACTUALLY PAID TO LICENSOR BY VAR HEREUNDER. UNDER NO CIRCUMSTANCE SHALL LICENSOR BE LIABLE FOR ANY ACTIONS, CLAIMS OR THE LIKE BY VAR OR ANY THIRD PARTY THAT THE USE OF THE LICENSED TECHNOLOGY HAS RESULTED, RESULTS OR MAY RESULT IN ANY INFRINGEMENT, DEPRIVATION OR VIOLATION OF THE INTELLECTUAL PROPERTY, CONSTITUTIONAL, STATUTORY, CONTRACTUAL, COMMON LAW OR OTHER RIGHTS OF ANY PERSON. EXCEPT FOR ACTIONS RELATING TO BREACH OF SECTION 5.3, NO ACTION, REGARDLESS OF FORM, ARISING OUT OF THE TRANSACTIONS UNDER THIS AGREEMENT MAY BE BROUGHT BY VAR OR LICENSOR MORE THAN TWO (2) YEARS AFTER THE EVENT WHICH GAVE RISE TO THE CAUSE OF ACTION OCCURRED. THIS SECTION WILL NOT APPLY IN THE EVENT AND TO THE EXTENT THAT APPLICABLE LAW SPECIFICALLY PROHIBITS THE LIMITATION OF LIABILITY SET FORTH IN THIS SECTION 10.

     10.2 EXCEPT FOR THE LIMITED WARRANTY SET FORTH IN SECTION 8.4, THE LICENSED TECHNOLOGY AND DOCUMENTATION ARE PROVIDED "AS-IS" AND "AS-AVAILABLE." EXCEPT AS SPECIFICALLY PROVIDED HEREIN, LICENSOR MAKES NO, AND HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY TO VAR OR ANY OTHER PERSON OR ENTITY CONCERNING THE LICENSED TECHNOLOGY OR DOCUMENTATION, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, COMPLETENESS, USE, ACCURACY, TITLE OR NONINFRINGEMENT. IN ADDITION, EXCEPT AS SPECIFICALLY PROVIDED HEREIN, LICENSOR MAKES NO, AND HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY THAT THE LICENSED TECHNOLOGY OR DOCUMENTATION WILL MEET VAR'S REQUIREMENTS, OR THAT VAR'S USE OF THE LICENSED TECHNOLOGY OR DOCUMENTATION WILL BE UNINTERRUPTED, TIMELY, SECURE OR ERROR FREE;

NOR, EXCEPT AS SPECIFICALLY PROVIDED HEREIN, DOES LICENSOR MAKE ANY WARRANTY, AND LICENSOR SPECIFICALLY DISCLAIMS ALL WARRANTY, AS TO THE RESULTS THAT MAY BE OBTAINED FROM THE USE OF THE LICENSED TECHNOLOGY OR DOCUMENTATION OR THAT DEFECTS OR ERRORS IN THE LICENSED TECHNOLOGY OR DOCUMENTATION WILL BE CORRECTED.

     10.3 The provisions of this Section 10 allocate the risks under this Agreement between Licensor and VAR and the parties have relied upon the limitations set forth herein in determining whether to enter into this Agreement.

                                   SECTION 11.
                            MISCELLANEOUS PROVISIONS

     11.1 All notices, statements and payments to be sent to the parties hereunder shall be addressed to the parties at the addresses set forth on the first page hereof or at such other address as the parties shall designate in writing from time to time. All notices shall be in writing and shall either be served by personal delivery (to an officer of each company), mail, or facsimile (if confirmed by mail or personal delivery of the hard copy), all charges prepaid. Except as otherwise provided herein, such notices shall be deemed given when received. Copies of all notices to Licensor should be sent to Licensor at its address set forth above, attention: Legal Department, with a copy to Douglas
A. Cifu at Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York NY 10019. Copies of all notices sent to VAR should be sent to VAR at its address set forth above, attention: Jim Miller.

     11.2 VAR shall not have the right to assign any of its rights or obligations hereunder without the prior written consent of Licensor, except to assign this Agreement in connection with a merger, a sale of all or substantially all of its assets, or other corporate reorganization; provided, that prior written consent for the assignment or transfer of this Agreement or any rights or obligations hereunder shall be required prior to such merger with or sale by VAR to an entity that competes with Licensor in the field of the Licensed Technology.

     11.3 The entire understandings between the parties hereto relating to the subject matter hereof are contained herein, and this Agreement supersedes all prior and contemporaneous communicates and agreements with respect to such subject matter. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly set forth in this Agreement. This Agreement cannot be changed, modified, amended or terminated except by an instrument in writing executed by both VAR and Licensor. All Schedules, which may be attached hereto, constitute a part of this Agreement and are incorporated herein by this reference.

     11.4 No waiver, modification or cancellation of any term or condition of this Agreement shall be effective unless executed in writing by the party charged therewith. No written waiver shall excuse the performance of any act other than those specifically referred to therein and shall not be deemed or construed to be a waiver of such terms or conditions for the future or any subsequent breach thereof.

     11.5 There is no relationship of agency, partnership, joint venture, employment, or franchise between the parties. Neither VAR nor Licensor shall have any right, power or authority to obligate or bind the other in any manner whatsoever, except as provided for in this Agreement, and nothing herein contained shall give or is intended to give any rights of any kind to any third persons.

     11.6 This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the conflict of law principles thereof.

     11.7 Any judicial proceeding brought with respect to this Agreement must be brought in a court of competent jurisdiction in the State of New York and, by execution and delivery of this Agreement, each party (i) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum and (iii) agrees that service of process in any such action or proceeding may be effected (A) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth above or (B) in any other manner permitted by law.

     11.8 EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.

     11.9 If any provision of this Agreement or any part, portion or the scope of any such provision is or becomes or is deemed invalid, illegal or unenforceable under the applicable laws or regulations of any jurisdiction, then either such provision or part, portion or scope will be deemed amended to conform to such laws or regulations without materially altering the intention of the parties or it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

     11.10 Except for the obligations to make payments hereunder, each party shall be relieved of the obligations hereunder to the extent that performance is delayed or prevented by any cause beyond its reasonable control, including without limitation, acts of God, public enemies, war, civil disorder, fire, flood, explosion, labor disputes or strikes or any acts or orders of any governmental authority.

     11.11 VAR acknowledges that it is not entering into this Agreement on the basis of any representations not expressly contained herein. No employee, agent or other representative has any authority to bind Licensor with regard to any statement, representation or warranty unless the same is specifically set forth or incorporated by reference herein.

     11.12 The parties hereto are sophisticated and have had the opportunity to be represented by lawyers throughout the negotiation of this Agreement. As a consequence, the parties do not believe that the presumptions of any laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied in this case and therefore waive their effects.

     11.13 VAR acknowledges that the copying, disclosure, or use of any or any portion of Licensor's confidential information or the Licensed Technology, in a manner inconsistent with any provision of this Agreement may cause irreparable injury for which there may be no adequate remedy at law. Licensor shall be entitled to equitable relief in court, including but not limited to temporary restraining orders, preliminary injunctions and permanent injunctions without any requirements to post bond as a condition of such relief.

     11.14 In any action to enforce this Agreement, the prevailing party shall be awarded all court costs and reasonable attorneys' fees incurred, including such costs and attorneys' fees incurred in enforcing and collecting any judgment.

     11.15 The parties expressly agree and acknowledge that to the fullest extent permitted by law, the provisions of the Uniform Computer Information Transactions Act (UCITA), or any similar legislation as may be enacted in the future, shall not apply to this Agreement.

     11.16 The parties agree that they shall comply with all applicable laws and regulations of governmental bodies or agencies in their performance under this Agreement. VAR shall not export, directly or indirectly, any technical data or software acquired under this Agreement or the direct product of any such technical data or software to any country for which the United States Government or any agency thereof, at the time of export, requires an export license or other government approval, without first obtaining such license or approval. With respect to any export transactions under this Agreement, both parties will cooperate in any reasonable manner to effect compliance with all applicable export regulations. If Licensor becomes aware of any applicable laws or regulations restricting or requiring licenses to export the Licensed Technology, Licensor shall advise VAR in writing of such laws or regulations.

     11.17 This Agreement may be executed in counterparts, each of which shall be deemed an original Agreement for all purposes and which collectively shall constitute one and the same Agreement. A facsimile copy of any such executed counterpart shall be deemed an executed original.

     11.18 The recitals to this Agreement shall be deemed to be part of the terms of this Agreement.

                  [Remainder of page left blank intentionally]

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

IMAGEWARE SYSTEMS, INC.

  /s/ Lori Rodriguez
------------------------------------
By:     Lori Rodriguez
   ---------------------------------

Its:    VP Sales & Marketing
    --------------------------------

VISIONICS CORPORATION

  /s/ Allen Ganz
------------------------------------
By:     Allen Ganz
   ---------------------------------

Its:    V.P. Business Development
    --------------------------------

                                  SCHEDULE 1.2

                                  DOCUMENTATION

IDENTIFICATION SDK

FaceIt Identification SDK
FaceItLocate API Documentation
FaceItRecognize API Documentation
FaceItMedia API Documentation

                                  SCHEDULE 2.6

                            SOFTWARE SUBLICENSE TERMS

                  IMAGEWARE SYSTEMS END USER LICENSE AGREEMENT

                                   *IMPORTANT*

CAREFULLY READ THE FOLLOWING TERMS AND CONDITIONS BEFORE USING THIS PRODUCT. IT CONTAINS SOFTWARE, THE USE OF WHICH IS LICENSED BY IMAGEWARE SYSTEMS, INC., TO ITS CUSTOMERS FOR THEIR USE ONLY AS SET FORTH BELOW. THIS IS A LEGAL AGREEMENT BETWEEN YOU AND IMAGEWARE SYSTEMS, INC. IF YOU DO NOT AGREE TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, DO NOT USE THE SOFTWARE. USING ANY PART OF THE SOFTWARE INDICATES THAT YOU ACCEPT THESE TERMS.

1. GRANT OF LICENSE. ImageWare Systems, Inc. ("ImageWare") grants you a nonexclusive, nontransferable, license to install and execute the accompanying software program(s) (the "SOFTWARE") subject to the terms and restrictions set forth in this License Agreement ("License"). If ImageWare is delivering the SOFTWARE to you electronically via the internet, you are also entitled to download the SOFTWARE to a single computer for use in accordance with this Agreement. This License permits you to use one copy of the specified version of the SOFTWARE on any single computer, provided the SOFTWARE is in use on only one computer at any time. If you have multiple Licenses for the SOFTWARE, then at any time you may have as many copies of the SOFTWARE in use as you have Licenses. The SOFTWARE is "in use" on a computer when it is loaded into the temporary memory (i.e., RAM) or installed into the permanent memory (e.g., hard disk, CD-ROM or other storage device) of that computer, except that a copy installed on a network server for the sole purpose of distribution to other computers is not "in use". If the anticipated number of users of the SOFTWARE will exceed the number of applicable Licenses, then you must have a reasonable mechanism or process in place to assure that the number of persons using the SOFTWARE concurrently does not exceed the number of Licenses. If the SOFTWARE, or any component thereof, you have licensed is license on a limited concurrent user model as evidenced by the quote or purchase order related to such license, then only the number of concurrent users for which you have paid shall be entitled to access and execute the SOFTWARE or relevant component thereof throughout the user community to which you and ImageWare have agreed upon in writing. You must use the ImageWare provided process in place to assure that the number of concurrent users of the SOFTWARE does not exceed the number for which you have paid.

2. INTELLECTUAL PROPERTY RIGHTS. The SOFTWARE and the Intellectual Property Rights related thereto are owned solely and exclusively by ImageWare or its suppliers. "Intellectual Property Rights" collectively means any and all right, title and interest in or to any and all patents, patent registrations, patent applications, business processes, copyrights, data rights, trademarks, trade names, service marks, service names, trade secrets, know how or other similar right arising or enforceable under any U.S. law, the law of any other jurisdiction, or any international treaty regime. This license confers no title or ownership in the SOFTWARE and confers no rights whatsoever in any associated source code or other intellectual property of ImageWare. Except for the limited license set forth in Section 1, this License does not grant you any rights to patents, copyrights, trade secrets, trademarks, or any other rights in respect to the SOFTWARE, and all such rights are reserved by ImageWare or its suppliers. Therefore, you must treat the SOFTWARE like any other copyrighted material (e.g., a book or musical recording) except that you may either (a) make one copy of the SOFTWARE solely for backup or archival purposes, or (b) transfer the SOFTWARE to a single hard disk provided you keep the original solely for backup or archival purposes. You must reproduce and include all copyright notices and any other proprietary rights notices appearing on the SOFTWARE on any copies that you make. You may not copy the written materials accompanying the SOFTWARE.

3. EXPORT RESTRICTIONS AND COMPLIANCE WITH APPLICABLE LAW. You agree that you will not export or re-export the SOFTWARE or accompanying documentation (or any copies thereof) or any products utilizing the SOFTWARE or such documentation in violation of any applicable laws or regulations of the United States or the country in which you obtained them. You also agree to comply with all other applicable laws and regulations governing the use of the SOFTWARE.

4. OTHER RESTRICTIONS. This ImageWare License Agreement is your proof of license to exercise the rights granted herein and must be retained by you. You may not (i) modify, reproduce, copy, alter, improve or create derivative works from the SOFTWARE, (ii) sublicense, rent, lease, distribute, loan, export other otherwise transfer or provide access to the SOFTWARE to any third party, (iii) reverse engineer, decompile, disassemble or otherwise attempt to derive the source code of the SOFTWARE, or (iv) use the SOFTWARE to develop a product that is similar to the SOFTWARE or to operate a service bureau of any kind.

5. CONFIDENTIALITY. You acknowledge and agree that the structure, source code, sequence and organization of the SOFTWARE are the valuable trade secrets and confidential information of ImageWare and its suppliers. You agree to protect such confidential information and trade secrets and prohibit the unauthorized duplication, use or disclosure of such confidential information and trade secrets. You also acknowledge and agree that the vector templates and full templates generated by the SOFTWARE ("Templates") shall be treated with the same care as other confidential information.

6. LIMITED WARRANTY. ImageWare warrants that the SOFTWARE will perform substantially in accordance with the accompanying written materials for a period of forty-five (45) days after the date of receipt. Some states do not allow limitations on duration of an implied warranty, so the above limitation may not apply to you.

7. CUSTOMER REMEDIES. ImageWare's entire liability and your exclusive remedy shall be, at ImageWare's option, either (a) return of the price paid or (b) repair or replacement of the SOFTWARE that does not conform to the limited warranty set forth in Section 6 and that is returned to ImageWare with a copy of your receipt. This Limited Warranty is void if failure of the SOFTWARE or hardware has resulted from accident, abuse, or misapplication, or if a warranty claim is received by ImageWare after the expiration of the forty-five (45) day warranty period. Any replacement SOFTWARE will be warranted for the remainder of the original warranty period or thirty (30) days, whichever is longer. NEITHER THESE REMEDIES NOR ANY PRODUCT SUPPORT SERVICES OFFERED BY IMAGEWARE ARE AVAILABLE FOR THIS U.S.A. VERSION PRODUCT OUTSIDE OF THE UNITED STATES OF AMERICA.

8. NO OTHER WARRANTIES. IMAGEWARE EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SOFTWARE, THE ACCOMPANYING WRITTEN MATERIALS, AND ANY ACCOMPANYING HARDWARE. THIS LIMITED WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS. YOU MAY HAVE OTHERS WHICH VARY FROM STATE TO STATE.

9. NO LIABILITY FOR CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL IMAGEWARE OR ITS SUPPLIERS BE LIABLE FOR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, INDIRECT OR EXEMPLARY DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION) ARISING OUT OF THE USE OF OR INABILITY TO USE THIS IMAGEWARE PRODUCT, EVEN IF IMAGEWARE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL THE TOTAL LIABILITY OF IMAGEWARE AND ITS SUPPLIERS TO YOU OR ANOTHER PERSON OR ENTITY ARISING FROM OR RELATED TO THIS AGREEMENT EXCEED ONE HUNDRED UNITED STATES DOLLARS (US $100). BECAUSE SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES THE ABOVE LIMITATION MAY NOT APPLY TO YOU.

10. U.S. GOVERNMENT END USERS. The SOFTWARE is a "commercial item" as that term is defined at 48 C.F.R. 2.101, consisting of "commercial computer software" and "commercial computer software documentation" as such terms are used in 48 C.F.R.
12.212. Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through
227.7202-4, all U.S. Government end users acquire the SOFTWARE with only those rights set forth herein.

11. TERM AND TERMINATION. This License is effective as of the date you agree to its terms and remains in effect until terminated. You may terminate this License at any time by destroying the SOFTWARE, documentation and Templates together with all copies and merged portions in any form. This License will also automatically terminate immediately if you fail to comply with any term or condition of this License. Upon such termination you agree to destroy the SOFTWARE and documentation, together with all copies and merged portions in any form. Sections 2, 3, 4, 5, 8, 9, 10, 11, 12, 13 and 14 shall survive any termination of this License.

12. GOVERNING LAW. This license shall be governed by the laws of the State of California and by the laws of the United States, excluding their conflicts of laws principles. The United Nations Convention on Contracts for the International Sale of Goods (1980) is hereby excluded in its entirety from application to this License.

13. SEVERABILITY. In the event any provision of this License is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of any of the remaining provisions shall not in any way be affected or impaired and a valid, legal and enforceable provision of similar intent and economic impact shall be substituted therefore.

14. ENTIRE AGREEMENT. This license constitutes the entire agreement between the parties with respect to the use of the SOFTWARE and related documentation and supersedes all prior or contemporaneous agreements. No amendment or modification of this license will be binding unless in writing and signed by a duly authorized representative of ImageWare.

15. ASSIGNMENT. You may not assign any of your rights or obligations, in whole or in part, under this Agreement without the advance written consent of ImageWare. Any assignment of this Agreement may require the payment of additional license fees.

16. THIRD PARTY SOFTWARE. If the ImageWare SOFTWARE requires use of any third party software, it is your responsibility to legally obtain, either through ImageWare or otherwise, a license to such third party software. If such third party software is obtained through ImageWare and the licensor is Microsoft Corporation ("Microsoft"), then the following applies to you: The Microsoft products contained or referenced in the accompanying Microsoft software packages or Microsoft license agreements have been integrated or pre-installed as part of the ImageWare solution. Each Microsoft product is subject to its respective Microsoft End User License Agreement contained in the accompanying software packages or license agreements with the exception that the Microsoft product functionality as integrated in the ImageWare solution may differ from a nonintegrated Microsoft product and any issues concerning the functionality or performance of the ImageWare solution and the Microsoft products should be directed to ImageWare and not to Microsoft. Please be advised that if the accompanying Microsoft product software package is in the form of a "Microsoft License Pack," or a "Microsoft Open License" (as opposed to a full packaged product), the right to make additional copies of the Microsoft product has already been exercised by ImageWare in integrating or pre-installing the Microsoft product in this solution. You may not, therefore, make additional copies of the product pursuant to the Microsoft License Pak or the Microsoft Open License notwithstanding any license terms in such document. YOU AGREE TO BE BOUND BY THE TERMS OF THE MICROSOFT END USER LICENSE AGREEMENTS AND THIS PARAGRAPH BY INSTALLING, COPYING, OR OTHERWISE USING THE MICROSOFT PRODUCTS. IF YOU DO NOT AGREE, DO NOT INSTALL OR USE THE PRODUCT; YOU MAY RETURN IT TO YOUR PLACE OF PURCHASE FOR A FULL REFUND.

                                  SCHEDULE 7.1

                                  LICENSE FEES

DESCRIPTION                                 ITEM#                     1ST TO 10TH     11TH TO         26TH TO         51ST TO 100TH
                                                                      LICENSE         25TH            50TH            LICENSE
                                                                      ANNUALLY*       LICENSE         LICENSE         ANNUALLY*
                                                                                      ANNUALLY*       ANNUALLY*
AUTOMATED FACIAL ALIGNMENT ENGINE           FaceIt - AFAE               [...***...]     [...***...]      [...***...]   [...***...]
FACE FIND COM OBJECT
INCLUDES FACE FINDING, EYE FINDING AND
IMAGE QUALITY EVALUATOR ENGINE              * the discounted price is based on all FaceIt - AFAE licenses sold during a 12 month period not specifically per account  this is not an annual re-occurring cost

Image Quality Evaluator Engine              FaceIt - IQCEE             [...***...]
LICENSE FOR THIS CAPABILITY BY ITSELF
WHERE NO FACEFINDING OR EYE FINDING IS
PERFORMED

     IDENTIFICATION DATABASE LICENSES:
FaceIt Identification SDK COM Engine:
FACE RECOGNIZE COM OBJECT
INCLUDES TEMPLATE CREATION AND MATCHING                              FACE RECOGNIZE VERSION
ENGINE

                            DATABASE SIZE                                 C-I             C-II            C-III
                                Up to 500   FaceIt-DB-500              [...***...]      [...***...]      [...***...]
                              Up to 1,000   FaceIt-DB-1K               [...***...]      [...***...]      [...***...]
                              Up to 5,000   FaceIt-DB-5K               [...***...]      [...***...]      [...***...]
                             Up to 10,000   FaceIt-DB-10K              [...***...]      [...***...]      [...***...]
                             Up to 50,000   FaceIt-DB-50K              [...***...]      [...***...]      [...***...]
                            Up to 100,000   FaceIt-DB-100K             [...***...]      [...***...]      [...***...]
                            Up to 250,000   FaceIt-DB-250K             [...***...]      [...***...]      [...***...]
                            Up to 500,000   FaceIt-DB-500K             [...***...]      [...***...]      [...***...]
                          Up to 1,000,000   FaceIt-DB-1M               [...***...]      [...***...]      [...***...]

          DATABASE SIZE> 1,000,000
ENGINE PRICE FOR 1M PLUS ADDITIONAL FEE FOR RECORDS IN EXCESS OF 1M   PRICE PER TEMPLATE
AS SPECIFIED IN SCHEDULE BELOW:

                        500,000 Templates   FaceIt-TER-500K            [...***...]
                      1,000,000 Templates   FaceIt-TER-1M              [...***...]
                      2,500,000 Templates   FaceIt-TER-2.5M            [...***...]
                      5,000,000 Templates   FaceIt-TER-5M              [...***...]

PRICING NOTES:
FACEIT DB COM ENGINE:
1) FaceIt DB COM engines comes in three grades C-I, C-II and C-III which have identical search speeds and accuracy, but differ in the rate of queries that can be processed per minute. C-I is designed to serve in a stand alone configuration or a small number of clients (up to 2 queries per minute. C-II handles medium load requirements (up to 5 queries per minute) and C-III is unlimited.
2) Prices of FaceIt AFAE and FaceIt IQCEE are per copy of COM, per CPU/Client.
3) Database Upgrades can be subsequently purchased for the incremental difference in the prices indicated above.
4) For database sizes beyond 1 Million the price is determined by the price for the engine for 1 Million plus the additional fee for records in access of 1M as indicated in the schedule above.
5)The above pricing schedule is applicable solely for WIN32 Platform (Versions also available in UNIX, pricing available upon request).

                                             ***Confidential Treatment Requested

ANNUAL MAINTENANCE FEES: Visionics maintenance is available on an annual basis for an annual Maintenance Fee of [...***...] of the License Fees (after discounts). Upgrades to the Licensed Technology shall only be provided to VAR or a particular End-User, as applicable, if the applicable Maintenance Fees have been paid to Licensor.

                                             ***Confidential Treatment Requested